Exhibit 10.16

                             [LOGO OF CHAMPIONLYTE]

2999 NE 191st Aventura, FL 33180 Phone: (561) 394-8881 Fax: (561) 394-8288

Mr. Alonzo Highsmith
13502 County Road 184
Alvine, TX 77511

Dear Mr. Highsmith:

This agreement, dated May 20, 2003, is to serve as a letter of intent between ChampionLyte Beverages, Inc. ("ChampionLyte" or "the Company") and Alonzo Highsmith ("Highsmith"), with respect to the personal service of Highsmith.

Whereas ChampionLyte wishes to retain Highsmith, a retired Professional Football Player, to represent the ChampionLyte products, the following outlines the agreed terms of that agreement:

1. SERVICES- Highsmith agrees to provide his endorsement to ChampionLyte's products whereby the Company may use Highsmith's likeness, voice or performance, and biographical material solely for the purpose of advertising and promoting ChampionLyte's products. Any use o f National Football League logos or trademarks, are strictly prohibited.

         Highsmith will be available %or print, radio, and television photography/video sessions twice per year. Additionally, ChampionLyte shall be entitled to a minimum of 6 promotional days each year. This would include press conferences, major trade show appearances, and business trips to promote a major sale, as well as any consumer appearances. (This would include any autograph sessions, and time spent with winners of promotional events.)

         All scheduling of said appearances will be considerate of Highsmith's time and availability. All advertising material/media and press releases will be cleared with Highsmith or his agent prior to release. ChampionLyte will provide all transportation and lodging costs associated with any such travel.

2. TERM- The duration of this agreement shall be a period of one year from the date hereof. It is also understood that For the duration of the said period, Highsmith will not engage in a similar arrangement involving any parties, companies or products considered Lo be of a competing nature.

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3.       COMPENSATION-   in  consideration  of  the  obligations  set  forth  in
         paragraph 1, ChampionLyte agrees to pay Highsmith 100,000 unrestricted common shares of ChampionLyte. The first payment of 50,OOO will be made within seven days of the date of this agreement. The second 50,000 shall be issued on the six-month anniversary of the agreement.

If the following accurately sets forth your understanding, please sign below and return.

CHAMPIONLYTE BEVERAGES, INC.

BY: /s/ David Goldberg
    -----------------------------------
PRINT:  DAVID GOLDBERG
      ---------------------------------
DATE:   5/20/03
      ---------------------------------


ALONZO HIGHSMITH

BY: /s/ Alonzo Highsmith
    -----------------------------------
PRINT:  ALONZO HIGHSMITH
      ---------------------------------
DATE:   5/30/03
      ---------------------------------